                                                                      EXHIBIT 1A

                                AMR CORPORATION
                                  COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

                       ---------------------------------

                               STANDBY AGREEMENT


                                                                  April __, 1996


Goldman, Sachs & Co.
CS First Boston Corporation
J.P. Morgan Securities Inc.
Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Brothers Inc.
  c/o Goldman, Sachs & Co.
  85 Broad Street
  New York, New York  10004

Dear Sirs:

          AMR Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to redeem on May __, 1996 (the "Redemption Date") all of its outstanding 6 1/8% Convertible Subordinated Quarterly Income Capital Securities due 2024 (the "Debentures"), which are convertible into shares (the "Conversion Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company, at a redemption price of 104.2% of the principal amount of Debentures plus accrued interest thereon from May 1, 1996 to the Redemption Date (the "Redemption Price"). The right to convert such Debentures into Common Stock will expire at the close of business on May __, 1996 (the "Expiration Date").

          Goldman, Sachs & Co., CS First Boston Corporation, J.P. Morgan Securities Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc. (collectively, the "Purchasers") hereby agree to purchase, severally and not jointly, from the Company up to the number of shares of Common Stock (the "Shares") equal to the number of shares of Common Stock that would have been issuable upon conversion of the Debentures that are either (i) duly surrendered for redemption on or prior to the Redemption Date or
(ii) not duly surrendered for conversion on or prior to the Expiration Date or for redemption on or prior to the Redemption Date by persons other than the Purchasers ("Sleeper Debentures").
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                                       2


          1.  Representations and Warranties.  The Company represents and
              ------------------------------
warrants to, and agrees with, each Purchaser that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "1933 Act"). The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333-___) on such Form with respect to the registration under the 1933 Act of the Conversion Shares and the Shares. Such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you and including all documents incorporated by reference therein, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; no stop orders suspending the effectiveness of such registration statement have been issued and no proceeding for that purpose has been initiated or threatened by the Commission. Such registration statement, including the exhibits thereto and the documents incorporated by reference therein, each as amended at the time such registration statement became effective, and the final prospectus included therein, including the documents incorporated in such prospectus by reference, is herein called the "Registration Statement", and such final prospectus in the form contained in the Registration Statement, including the documents incorporated by reference therein, is herein called the "Prospectus". Any reference herein to the terms "amendment" or "supplement" with respect to the Registration Statement or to the Prospectus shall be deemed to refer to and include any documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date hereof and incorporated therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act.

          (b) At the time the Registration Statement became effective and at all times subsequent thereto up to and including the Time of Delivery referred to below, the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto, contained and will contain all statements which are required to be included therein in accordance with the 1933 Act and complied and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations"); the Registration Statement and any amendment or supplement thereto at their respective effective dates did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus at the time the Registration Statement became effective or the Prospectus and the letter of transmittal included as an exhibit to the Registration Statement (the "Letter of Transmittal"), together with any amendments thereof or supplements thereto, as of their respective issue dates or at the Time of Delivery did not and will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of you expressly for use in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto.

          (c) The consolidated financial statements incorporated by reference in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company as at the dates indicated and the consolidated results of its operations and cash flows for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein, and the supporting schedules incorporated by reference in the Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 present fairly the information required to be stated therein.

          (d) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

          (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, results of operations or general affairs of the Company and its subsidiaries taken as a whole.

          (f) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, has the corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation in good standing in the state in which its principal place of business is located.

          (g) Each of American Airlines, Inc. ("American"), AMR Services Corporation, AMR Leasing Corporation, and The SABRE Group, Inc. is a corporation duly incorporated and validly existing in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority under such laws to own its properties and to conduct its business as such business is described in the Prospectus and, in the case of American, is duly qualified to do business as a foreign corporation in good standing in the jurisdictions in the United States of America in which it has intrastate routes or has a principal office or major overhaul facility and, in the case of each other subsidiary, is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which such qualification is required. American is an "air carrier" and a "citizen of the United States" within the meaning of that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, and now primarily codified in Title 49 of the United States Code, as amended (the "Aviation Act"). All of the issued and outstanding capital stock of each such corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any liens, encumbrances, equities or claims.

          (h) The Conversion Shares and the Shares have been duly authorized by the Company; the Conversion Shares, when issued as contemplated by the Indenture dated as of November 1, 1994 (the "Indenture") between the Company and First National Bank of Chicago, as Trustee (the "Trustee"), and the Shares, when issued as contemplated by this Agreement, will be validly issued, fully paid and non-assessable; all corporate action required to be taken for authorization, issue and delivery of the Conversion Shares and the Shares has been validly taken; the issuance of the Conversion Shares and the Shares is not subject to the preemptive rights of any stockholder of the Company; and the Conversion Shares and the Shares will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (i) At the close of business on April __, 1996, $__________ principal amount of the Debentures was outstanding; the Company has duly authorized the redemption of all outstanding Debentures on the Redemption Date at the Redemption Price and the Company has taken all action required to be taken through the date hereof under the terms of the Debentures, the Indenture and otherwise to effect such redemption; the Debentures are, and will continue to be, convertible into the Conversion Shares at the conversion price of $79.00 per share of Common Stock by surrender of Debentures to the Trustee prior to the close of business on the Expiration Date, at which time the conversion right will expire.

          (j) The redemption of the Debentures, the issuance and delivery of the Conversion Shares upon the conversion of the Debentures and the issuance and sale of the Shares by the Company to the Purchasers as provided herein, the consummation by the Company of the transactions herein contemplated, and the compliance by the Company with the terms hereof do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws, as amended, of the Company or American or any of their subsidiaries or any material indenture, mortgage, or other agreement or instrument to which the Company or American or any of their subsidiaries is a party or by which any of their respective properties is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or American or any of their subsidiaries or any of their respective properties; and no consent, approval, authorization or order of any government, governmental instrumentality or court, domestic or foreign, is required for the redemption of the Debentures, the issuance and delivery of the Conversion Shares upon conversion of the Debentures or the issuance and sale of the Shares by the Company to the Purchasers as provided herein, or the consummation by the Company of the transactions contemplated by this Agreement, except such as are required under the 1933 Act and the securities or Blue Sky laws of the various states and the listing of the Shares on the New York Stock Exchange ("NYSE"), which will be completed prior to the Time of Delivery (as defined in Section 3).

          (k) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company.

          (l) Ernst & Young LLP., which reported on the annual consolidated financial statements of the Company incorporated by reference in the Registration Statement, are independent auditors as required by the 1933 Act and the 1933 Act Regulations.

          2.   Purchase and Sale.  (a)  Subject to the terms and conditions
               -----------------
herein set forth, the Purchasers agree severally, and not jointly, in the respective percentages of the aggregate obligation of the Purchasers set forth in Schedule I, at the option of the Company, to purchase from the Company at the Time of Delivery (as defined herein), such number of Shares as shall be specified in a notice delivered by the Company to the Purchasers not later than [6:00 p.m.], New York City time, on the Expiration Date (the "Purchased Shares") but not in excess of the total number of Shares, at a price per share of $[81.54], if there are fewer than 2,583,180 Purchased Shares; at a price per share of $[81.33], if there are from 2,583,180 to 5,166,359 Purchased Shares; at a price per share of $[81.12], if there are from 5,166,360 to 7,749,539 Purchased Shares; at a price per share of $[80.91], if there are from 7,749,540 to 10,332,719 Purchased Shares; and at a price per share of $[80.71], if there are 10,332,720 or more Purchased Shares; and

          (b) Payments of the purchase price for, and delivery of, the Shares, shall be made, no later than 10:00 a.m., New York City time, on May ____, 1996 (such time and date being hereinafter referred to as the "Time of Delivery") at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022. Payment shall be made to the Company by wire transfer of immediately available funds against delivery to the Purchasers of certificates in definitive form for the Shares to be purchased hereunder. Certificates for the Shares to be purchased by you shall be in such denominations and registered in such names as you may request, to the extent practicable. The Certificates for the Shares will be made available in The City of New York for examination as soon as practicable prior to the Time of Delivery.

          3.   Compensation.  As compensation to the Purchasers for their
               ------------
commitment hereunder, the Company agrees to pay the Purchasers as follows:

          (a) The Company shall pay to the Purchasers, no later than the Time of Delivery at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, in immediately available funds, payable by wire transferred to an account designated by the Purchasers, [$9,331,575]; and

          (b) The Company shall pay to each Purchaser, for each $1,000 principal amount Debenture surrendered by such Purchaser for conversion into shares of Common Stock prior to May 1, 1996, an amount equal to (i) [$15.31] minus (ii) the product of (x) [$0.17] times (y) the number of days from and including the date of surrender to the Company by such Purchaser of such Debenture to but excluding May 1, 1996, which amount shall be payable in immediately available funds to an account designated by the Purchasers on the first business day following the date of surrender of such Debenture.

          4.   Agreements.  The Company covenants with each Purchaser as
               ----------
follows:

          (a) During the period when a prospectus relating to the Conversion Shares or the Shares is required to be delivered under the 1933 Act, the Company will promptly advise you (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the 1933 Act Regulations, the Company promptly will prepare and file with the Commission, subject to paragraph (d) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

          (c) At any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you shall reasonably object.

          (d) The Company has furnished or will furnish to you and your counsel without charge, conformed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference), and, so long as delivery of a prospectus by an underwriter or dealer may be required by the 1933 Act, as many copies of the Prospectus and any amendments thereof and supplements thereto as you may reasonably request.

          (e) The Company will use its best efforts to qualify the Shares for sale under the laws of such jurisdictions as you may reasonably request and will maintain such qualifications in effect so long as required for the distribution of such Shares. The Company, however, shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

          (f) The Company, during the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

          (g) The Company will make generally available to its security holders, in each case as soon as practicable, but not later than 45 days after the end of the twelve-month period beginning at the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in case the period covered corresponds to a fiscal year of the Company), earnings statements of the Company which will comply as to form with the provisions of Rule 158 under the 1933 Act covering such twelve-month period.

          (h) During the period beginning from the date hereof and continuing to and including the Time of Delivery and, if the Purchasers purchase any Shares hereunder, further continuing to and including the date 90 days after the Redemption Date, the Company will not offer, sell, contract to sell or otherwise dispose of, any shares of Common Stock of the Company, any securities of the Company substantially similar to the Common Stock or any securities convertible into or exchangeable for Common Stock or any substantially similar security (except for any securities issued, offered, sold or disposed of by the Company pursuant to its stock option and other benefit plans maintained for its officers, directors and employees or Common Stock issued or distributed in connection with the conversion of any security of the Company outstanding on the date of the Prospectus) without your prior written consent.

          (i) The Company will promptly after the date hereof, in the event it has not already done so, file an application for the listing of the Shares on the New York Stock Exchange and will use its best efforts to cause such Shares to be duly authorized for listing thereon, subject to official notice of issuance.

          (j) The Company will cause to be given notice of redemption on the date hereof (the "Effective Date"), such notice to be in accordance with the requirements of Article Ten of the Indenture, and to contain the information called for thereby, and to furnish such copies of such notice to you as you may reasonably request; and, in addition, the Company cause to be given notice of redemption by press release at such times as you and the Company may mutually agree.

          (k) The Company will advise you or cause you to be advised on each business day prior to the Time of Delivery of the principal amount of the Securities surrendered on the preceding business day for conversion into shares of Common Stock or for redemption.

          (l) The Company will file a post-effective amendment to the Registration Statement after the Redemption Date to reflect any change in the plan of distribution of the Purchased Shares that is required to comply with the 1933 Act, the 1933 Act Regulations or the rules of the Commission.

          5.   Open Market Transactions.  (a)  The Purchasers may acquire
               ------------------------
Debentures for their own account in the open market or otherwise in such amounts and at such prices as the Purchasers may deem advisable. All Debentures so purchased will be converted into shares of Common Stock. The shares of Common Stock acquired by the

Purchasers pursuant to the provisions of this Section may be sold at any time or from time to time by the Purchasers. It is also understood that, for the purpose of stabilizing the price of the Common Stock, engaging in certain hedging transactions or otherwise, the Purchasers may purchase and sell Common Stock, Debentures or other securities of the Company, in the open market or otherwise, for long or short account, on such terms as the Purchasers deem advisable, and may over-allot in arranging sales of Common Stock, all subject to the applicable provisions of the 1934 Act and the 1934 Act Regulations. Such transactions involving Debentures may occur prior to or on the Expiration Date, and such transactions involving Common Stock or other securities may occur prior to, on or after the Expiration Date.

          (b) The Purchasers agree to remit to the Company an amount equal to 50% of the excess, if any, of (i) the aggregate proceeds received upon the resale by the Purchasers of the Sleeper Shares (as defined herein), over (ii) either (a) if the Closing Price of the Common Stock on the NYSE on the Expiration Date is equal to or greater than $86.00 per share, the aggregate purchase price paid by the Purchasers for such Sleeper Shares hereunder or (b) if the Closing Price of the Common Stock on the NYSE on the Expiration Date is less than $86.00 per share, $82.57 times the number of Sleeper Shares. For purposes of this Agreement, the term "Sleeper Shares" shall mean shares of Common Stock that otherwise would have been issued upon conversion of any Sleeper Debenture. On completion of the sale of all of the Sleeper Shares, the Purchasers will furnish the Company a statement setting forth the total proceeds received on the resale of the Sleeper Shares by the Purchasers and the Closing Price of the Common Stock on the NYSE on the Expiration Date. Payment of any amount due under this paragraph will be made by the Purchasers on the second business day following the sale by the Purchasers of all the Sleeper Shares in same-day funds drawn to the order of the Company.

          6.   Conditions to the Obligations of the Purchasers.  The obligations
               -----------------------------------------------
of the Purchasers to purchase and pay for the Purchased Shares are subject to the accuracy of and compliance with the representations and warranties of the Company contained herein, as of the Effective Date and the Time of Delivery, to the accuracy of the statements of the Company and its officers made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company in all material respects of its covenants and other obligations hereunder theretofore to be performed and to the following additional conditions:

          (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings therefor shall have been instituted or threatened by the Commission;

          (b) On the Effective Date and the Time of Delivery, you shall have received:

     (1) An opinion, dated as of the respective dates of delivery, of Debevoise & Plimpton, as counsel for the Company, in form satisfactory to you and your counsel, to the effect that:

                    (i) Each of the Company and American has been duly
               incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority under such laws to own its properties and to conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation in good standing in the state in which its principal place of business is located; and American is an "air carrier" and a "citizen of the United States" within the meaning of the Aviation Act;

                    (ii) The Conversion Shares and the Shares have been duly
               authorized by the Company; the Conversion Shares, when issued as contemplated by the Indenture, and the Shares, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable; all corporate action required to be taken for authorization, issue and delivery of the Conversion Shares and the Shares has been validly taken; and the issuance of the Conversion Shares and the Shares is not subject to the preemptive rights of nay stockholder of the Company;

                    (iii) The Common Stock conforms in all material respects to the description thereof contained in the Prospectus and such description conforms in all material respects to the rights set forth in the Certificate of Incorporation as amended, and by-laws, as amended, of the Company;

                    (iv) No authorization, approval, consent or license of any
               United States federal or State of New York regulatory body or authority is required for the valid authorization, issuance and delivery by the Company of the Conversion Shares and the Shares, except such as have been obtained under the 1933 Act, such as may be required under the securities or Blue Sky laws of the various states of the United States or the securities or similar laws of any foreign jurisdiction and, with respect to the Effective Date, such as may be required with respect to the listing of the Purchased Shares on the NYSE;

                    (v) The Registration Statement has become effective under
               the 1933 Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened;

                    (vi) The Registration Statement, the Prospectus and each
               amendment thereof or supplement thereto (except for the financial statements and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus (except for the financial statements and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no opinion) appeared on its face, as of its respective filing date, to comply as to form in all material respects with the requirements of the 1934 Act and 1934 Act Regulations;

                    (vii) This Agreement has been duly authorized, executed and delivered by the Company;

                    (viii) The Debentures are convertible in accordance with their terms and pursuant to the Indenture, and the description of the conversion rights applicable to the Debentures contained in the Prospectus conforms in all material respects to the terms of the Debentures and the Indenture relating to such conversion rights;

                    (ix) The redemption by the Company on the Redemption Date of all the outstanding Debentures in the manner and upon the terms described in the Prospectus has been duly authorized by all required corporate action and is in compliance with the terms of the Indenture and the Debentures;

                    (x) The redemption of the Debentures, the issuance and
               delivery of the Conversion Shares upon conversion of the Debentures or the issuance and sale of the Shares by the Company to the Purchasers as provided herein, the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions herein contemplated and in the manner herein contemplated, and compliance by the Company with the terms of this Agreement do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws, as amended, of the Company or American or any indenture or other agreement or instrument known to such counsel to which the Company or American is a party or by which the Company or American is bound or any law, rule, regulation, judgment or order known to such counsel to be applicable to the Company or American of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over the Company or American, except that such counsel need express no opinion or belief as to the accuracy or completeness of the Registration Statement or the Prospectus except for the opinion expressed in clauses (iii) and (viii) above and, to the extent stated therein, the disclosure matters referred to in the immediately following paragraph; and

                    (xi) The Conversion Shares are duly authorized for listing on the NYSE, and the Shares are duly authorized for listing, subject to official notice of issuance, on the NYSE; provided that the opinion with respect to the Shares need be given only on the Time of Delivery.

          and to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares hereunder as your counsel may reasonably request.

               Such counsel shall also state that (i) such counsel have not themselves checked the accuracy or completeness of, or otherwise verified, and are not passing upon, and assume no responsibility for, the accuracy or completeness of the information contained in or incorporated by reference in the Registration Statement or the Prospectus, except with respect to the matters set forth in paragraphs
          (iii) and (viii) above, but have generally reviewed and discussed such information with certain officers and employees of the Company and American and the auditors for the Company and American, and (ii) in the course of such review and discussion, but without independent check or verification, no facts have come to the attention of such counsel which have caused them to believe (A) that the Registration Statement or any amendment thereto at their respective effective dates (except for the financial statements and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Prospectus and the Letter of Transmittal, together with any amendments or supplements thereto, at their respective issue dates and at the respective dates of the opinion (except for the financial statements and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               The opinion of Debevoise & Plimpton shall also confirm that the statements made in the Registration Statement and Prospectus under the heading "Certain Federal Income Tax Considerations", to the extent such statements purport to summarize Federal laws of the United States referred to thereunder, fairly summarize such laws in all material respects. In giving the opinions required by this Section 6(b)(i), Debevoise & Plimpton may state that such opinion is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the Federal laws of the United States, except that such counsel expresses no opinion as to the securities laws of any state. In giving the opinions required by this Section 6(b)(1), Debevoise & Plimpton may rely as to the opinions expressed in paragraphs (i), (iv) and (x), insofar as they involve matters relating to the Aviation Act, upon the opinion referred to in Section 6(b)(2) hereof, in which case the opinion shall state that they believe that they and you are entitled so to rely. In rendering the opinions set forth above, such counsel may rely upon certificates of officers of the Company and American and of public officials as to matters of fact.

               (2) An opinion, dated as of the respective dates of delivery, from Anne H. McNamara, Esq., Senior Vice President and General Counsel of the Company, in form satisfactory to you and your counsel, to the effect that:

                    (i) American is an "air carrier" and a "citizen of the
               United States" within the meaning of the Aviation Act; such counsel has no reason to believe that the statements in the Registration Statement and the Prospectus with respect to statutes, administrative orders and regulations and legal and governmental proceedings do not fairly and accurately present the information required to be set forth therein; and there are, to the best of such counsel's knowledge, no statutes, administrative orders or regulations or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required, nor any contracts or documents of a character required to be described in the Registration Statement or the Prospectus, or to be filed as exhibits to the Registration Statement, that are not so described or filed as required;

                    (ii) The statements in the Prospectus as to the routes which
               American presently operates or is authorized to operate are correct in all material respects and the routes presently operated are being operated pursuant to valid Certificates or Exemption Orders issued by the Civil Aeronautics Board or its successor, the Department of Transportation, and no such Certificate or Exemption Order is the subject of any "show cause" or other order of, or any proceeding before, or any investigation by, the Civil Aeronautics Board or its successor, the Department of Transportation (other than proceedings for the renewal of temporary rights), which in the opinion of such counsel might reasonably result in a final order impairing the validity of such Certificates or Exemption Orders;

                    (iii) The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable;

                    (iv) No authorization, approval, consent or license of any
               U.S. Federal or State of Delaware (with respect only to the corporate laws of such state) or Texas regulatory body or authority is required for the redemption of the Debentures or the valid authorization, issuance and delivery by the Company of the Conversion Shares and the Shares, except such as have been obtained under the 1933 Act and such as may be required under the securities or Blue Sky laws of the various states of the United States or the securities or similar laws of any foreign jurisdiction;

                    (v) The redemption of the Debentures, the issuance and
               delivery by the Company of the Conversion Shares upon conversion of the Debentures or the issuance and sale of the Shares by the Company to the Purchasers as provided herein, the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions herein contemplated and in the manner herein contemplated and compliance by the Company with the terms of this Agreement do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws, as amended, of the Company or American or any of their subsidiaries or any indenture or other agreement or instrument known to such counsel to which the Company or American or any of their subsidiaries is a party or by which the Company or American or any of their subsidiaries is bound or any law, rule, regulation, judgment or order known to such counsel to be applicable to the Company or American or any of their subsidiaries of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over the Company or American or any of their subsidiaries, except that such counsel need express no opinion or belief as to the accuracy or completeness of the Registration Statement or the Prospectus except for the opinions expressed in clauses (i) and (ii) above; and

                    (vi) Each of American, AMR Services Corporation, AMR Leasing
               Corporation and The SABRE Group, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated and has full corporate power and authority under such laws to own its properties and to conduct its business as described in the Prospectus; and all of the issued and outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any liens, encumbrances, equities or claims.

               In giving such opinion, Anne H. McNamara may state that such opinion is limited to the laws of the State of Texas, the corporate laws of the State of Delaware and the Federal laws of the United States, except that such counsel expresses no opinion as to the securities laws of any state.

               (3) An opinion, dated as of the respective dates of delivery, from Shearman & Sterling, your counsel, to the effect that the opinions delivered pursuant to subsections (b)(l) and (b)(2) of this
          Section 6 appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you and with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and such other related matters as you may reasonably require.

               (c) (1) There shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and you shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of the Effective Date and the Time of Delivery, to the effect that there has been no such material adverse change and to the effect that the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though made on the Effective Date and the Time of Delivery.

               [(2) Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery, neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall have downgraded its rating accorded to any of the Company's senior, unsecured taxable debt securities with maturities greater than one year;]

          (d) You shall have received the letter specified in Schedule II at the Effective Date, the date of any post-effective amendment to the Registration Statement and the Time of Delivery.

          (e) The Company shall have furnished to you and your counsel, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in subsection (b)(3) of this Section 6 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

          (f) The Conversion Shares shall be listed on the NYSE, and the Shares to be sold by the Company at the Time of Delivery shall have been duly authorized for listing on the NYSE, subject only to official notice of issuance.

          All such opinions, certificates, letters and documents shall be deemed to be in compliance with provisions hereof only if they are in all respects satisfactory to you and your counsel.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by the Purchasers, such failure to fulfill a condition may be waived by you, or this Agreement may be terminated by you by notice to the Company at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party, except as provided in Sections 7, 8 and 9 hereof, which provisions shall remain in effect notwithstanding such termination.

          7.   Payment of Expenses.  The Company will pay or cause to be paid
               -------------------
all costs and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, filing and distribution of the Prospectus, the Registration Statement and any amendments thereof or supplements thereto, (ii) the preparation, printing and distribution of any agreement among underwriters, this Agreement, the Conversion Shares and the Shares, the Blue Sky survey or publishing notice of redemption of the Debentures and related letters of transmittal, notice of guaranteed delivery and any other documents in connection with the redemption or conversion of the Debentures and the offering, purchase and sale of the Conversion Shares and the Shares, (iii) the issuance and delivery of the Shares to the Purchasers, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the expenses of qualifying the Shares under state securities laws in accordance with Section 4(e), including filing fees and fees and disbursements of counsel for the Purchasers in connection therewith and in connection with the Blue Sky survey, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the redemption of the Debentures, (vii) the fees and expenses, if any, incurred in connection with the listing of the Shares on the New York Stock Exchange; and (viii) if the Purchasers do not purchase any Shares hereunder the reasonable fees and disbursements of counsel to the Purchasers.

          If this Agreement is terminated by you in accordance with the provisions of Section 6 or clause (i) of Section 10 hereof, the Company shall reimburse the Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Purchasers, in connection with the offering contemplated by this Agreement.

          8.   Indemnification.  (a)  The Company agrees to indemnify and hold
               ---------------
harmless each Purchaser and each person who controls any Purchaser within the meaning of the 1933 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Prospectus, or in any amendment thereof, or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to
- --------  -------
the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Purchaser specifically for use in connection with the preparation thereof and (ii) the Company will not be liable for any loss, liability or expense of any settlement of any pending or threatened litigation, any pending or threatened governmental agency investigation or proceeding if such settlement is effected without the prior written consent of the Company.

This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Purchaser severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of the 1933 Act, to the same extent as the foregoing indemnity from the Company to each Purchaser, but only with reference to written information relating to such Purchaser furnished to the Company by or on behalf of such Purchaser specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Purchaser may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under the
Section 8, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that it may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if,
                                                     --------  -------
in the judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 8 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subparagraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Company on the one hand and the Purchasers on the other shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Purchasers may be subject in such proportions that (i) the Purchasers are responsible for that proportion of such losses, claims, damages and liabilities which the total compensation received by the Purchasers pursuant to Section 3 bears to the market value of the Common Stock issuable upon conversion of the Debentures on the last Trading Day (as defined in Section 11) immediately preceding the date of this Agreement (calculated based on the Closing Price of the Common Stock) and (ii) the Company is responsible for the balance; provided, however, that (y) in no case shall any Purchaser be
         --------  -------
responsible for any amount in excess of such Purchaser's total compensation received by the Purchasers pursuant to Section 3 and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Purchaser within the meaning of the 1933 Act shall have the same rights to contribution as such Purchaser, and each person who controls the Company within the meaning of the 1933 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and (z) of this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this subparagraph (d).

          9.   Representations, Warranties, Indemnities and Agreements to
               ----------------------------------------------------------
Survive Delivery.  All representations, warranties, indemnities and agreements
- ----------------
contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any Purchaser or controlling person and shall survive delivery of any Shares to the Purchasers.

          10.  Termination of Agreement.  This Agreement may be terminated
               ------------------------
immediately upon notice from you to the Company at any time at or prior to the Time of Delivery (i) if there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States of America is such as to make it, in your reasonable judgment, impracticable to market the Purchased Shares or enforce contracts for the sale of the Purchased Shares, or (iii) if trading in the securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on the NYSE has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

          11.  Notices.  All notices and other communications hereunder shall be
               -------
in writing and effective only upon receipt, and, if sent to the Purchasers, will be mailed or transmitted by any standard form of telecommunications to the Purchasers as set forth in Schedule I or, if sent to the Company, will be mailed or transmitted by any standard form of telecommunications to it at P.O. Box 619616, Dallas/Fort Worth International Airport, Texas 75261-9616, attention of the Treasurer.

          12.  Certain Definitions.  For purposes of this Agreement, "Trading
               -------------------
Day" means a day on which the Common Stock is traded on the NYSE, and "Closing Price" means the reported last sale price regular way per share of the Common Stock, or in case no such reported sale take place on such day, the average of the reported closing bid and asked prices regular way, in either case on the NYSE.

          13.  Reimbursement of Out-of-Pocket Expenses.  If for any reason after
               ---------------------------------------
the notice pursuant to Section 2(a) has been delivered, Shares included in such notice are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to the Purchasers in respect of the Shares not so delivered except as provided in Sections 5 and 8 hereof.

          14.  Parties.  This Agreement shall inure to the benefit of and be
               -------
binding upon the Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons referred to in
Section 8 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Purchaser shall be deemed to be a successor by reason merely of such purchase.

          15.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF
               -------------
THE STATE OF NEW YORK.

          16.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Purchaser in accordance with its terms.

                              Very truly yours,

                              AMR CORPORATION


                              By:
                                  ----------------------------------------
                                  Name:
                                  Title:


Confirmed and accepted as of
  the date first above written:

GOLDMAN, SACHS & CO.


By:
    -----------------------------
    (Goldman, Sachs & Co.)

                                                                      SCHEDULE I
                                                                          to
                                                                       Standby
                                                                       Agreement

                                                        Dated:  __________, 1996



                                AMR CORPORATION


                                                            Percentage of
Purchasers                                                  Purchased Shares
- ----------                                                  ----------------

Goldman, Sachs & Co.
CS First Boston Corporation
J.P. Morgan Securities Inc.
Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Brothers Inc.



Address for Notices:


                       --------------------------------

                       --------------------------------

                       --------------------------------

                       --------------------------------
                       Attention:  Syndicate Department

                                                                    SCHEDULE II
                                                                        to
                                                                     Standby
                                                                     Agreement


                                                       Dated:   __________, 1996

                                AMR CORPORATION

                 Matters to be Covered by Letter or Letters of
                              Independent Auditors


          Ernst & Young LLP shall have furnished to you the following letter, dated the Effective Date, the date of any post-effective amendment to the Registration Statement and the Time of Delivery, in form and substance satisfactory to you, to the effect that:

          (i) They are independent certified public accountants with respect to the Company within the meaning of the Securities Act of 1933 (the "Act") and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the audited consolidated financial statements and financial statement schedules incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the related published rules and regulations thereunder;

          (iii) On the basis of a reading of the unaudited consolidated financial statements of the Company contained in the Company's most recent Quarterly Report on Form 10-Q incorporated by reference in the Registration Statement, if applicable, a reading of the latest unaudited consolidated financial statements made available by the Company, a reading of the minutes of the Board of Directors of the Company and American and any committees thereof and the stockholders of the Company and the sole stockholder of American, since the date of the latest audited consolidated financial statements incorporated by reference in the Registration Statement, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, which do not constitute an audit in accordance with generally accepted auditing standards and which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, nothing came to their attention that caused them to believe that:

               (A) the unaudited consolidated financial statements incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations thereunder as they apply to Form 10-Q or any material modifications should be made to the unaudited consolidated financial statements incorporated by reference in the Registration Statement for them to be in conformity with generally accepted accounting principles;

               (B) as of a specified date not more than five business days prior to the date of delivery of such letter, there has been any change in the consolidated capital stock or consolidated long-term debt of the Company, or any decrease in consolidated net current assets or consolidated stockholders' equity of the Company or other items specified by you, in each case as compared with amounts shown in the latest consolidated balance sheet of the Company incorporated by reference in the Registration Statement, except in each case for changes or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letter; and

               (C) for the period from the date of the latest consolidated financial statements of the Company incorporated by reference in the Registration Statement to a specified date not more than five business days prior to the date of delivery of such letter, there were any decreases in consolidated total operating revenues, consolidated operating income or consolidated net earnings or primary or fully diluted per common share amounts of consolidated net earnings of the Company, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length reasonably specified by you, except in each case for decreases which the Registration Statement discloses have occurred or may occur or which are described in such letter; and

          (iv) They have performed certain procedures specified in their letter for the purpose of determining whether certain amounts, percentages and financial information with respect to the Company and its consolidated subsidiaries appearing or incorporated by reference in the Registration Statement and specified in said letter agrees with indicated amounts, percentages and financial information in the applicable financial statements or accounting records of the Company and its subsidiaries.